                                                                    EXHIBIT 99.3

         Information to Certificate Holders for Certificate Series 98-B
                                   at 6/30/98

1.   The amount of such distribution allocable to principal

     Pool Series            Amount Allocable to Principal
     -----------            -----------------------------
      1998-B                 $1,205,009.98                 Group 1 - Fixed Rate
                             $2,472,082.14                 Group 2 - Adjustable Rate

2.   The amount of such distribution allocable to interest:

     Pool Series            Amount Allocable to Interest
     -----------            ----------------------------
      1998-B                 $2,022,772.90                 Group 1 - Fixed Rate
                             $2,898,796.29                 Group 2 - Adjustable Rate

3. The amount of such distribution allocable to any excess interest or excess cash distribution in connection with any overcollateralization feature:

     Pool Series            Initial  Collateralization        Increases         Balance @ 6/30/98
     -----------            ---------------------------    ----------------     -----------------
      1998-B                 $55,829.25                    $1,528,301.17        $1,584,130.42

4.   Total amount of any insured payment included in the amount distributed

     Pool Series        Amount
     -----------        ------
      1998-B             $0.00

5. The amount of any fee paid in respect of credit enchancement for the related collection period (represents amount held in Expense Account at Bankers Trust at 6/30/98):

     Pool Series        Amount
     -----------        ------
      1998-B             $0.00

6.   The amount of unreimbursed monthly advances and/or servicing advances:

     Pool Series            Amount
     -----------        --------------
      1998-B            $1,678,013.14

7. The aggregate amount (a) otherwise allocable to the subordinated Certificateholders on such distribution date, and (b) withdrawn from reserve account, if any that is included in the amounts distributed with respect to senior certificates.

               None


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
         Information to Certificate Holders for Certificate Series 98-B
                                   at 6/30/98

8. The aggregate outstanding principal balance of the Mortgage Loans in the related pool or Mortgage Loan Group:

Pool Series         Principal Balance
-----------         -----------------
    1998-B            $248,850,819.27        Group 1 - Fixed Rate
                      $372,527,917.86        Group 2 - Adjustable Rate

9. The number and aggregate principal balance of Mortgage Loans in the related mortgage pool contractually delinquent (a) 30 to 59 days, (b) 60 to 89 days and (c) 90 days or more as of the end of the related collection period:

Pool Series         30 - 59 days        60 - 89 days        90 or more days
-----------         ------------        ------------        ---------------
  1998-B
Group 1-Fixed
Principal Balance    $4,934,045.28      $472,033.04              $0.00
Number of Loans          71               5                       0

  1998-B
Group 2-Adj Rate
Principal Balance    $7,892,200.94      $465,362.22              $0.00
Number of Loans         89                7                        0

10. The aggregate principal balances of Mortgage Loans in foreclosure or other similar proceedings and the aggregate principal balances of Mortgage Loans, the mortgagor of which is known by the Servicer to be in bankruptcy as of the end of the period:

Pool Series              Loans in Foreclosure      Loans in Bankruptcy
-----------              --------------------      --------------------
   1998-B
Group 1-Fixed
Principal Balance             $674,833.87           $0.00
Number of Loans                   9                   0

Group 2-Adj Rate
Principal Balance             $796,053.70           $0.00
Number of Loans                   8                   0

11. The certificate principal balance of each Class of Certificates:

Pool Series              Certificate Principal Balance
-----------              -----------------------------
   1998-B                  $248,794,990.02   Group 1 - Fixed Rate
                           $372,527,917.86   Group 2 - Adjustable Rate




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